Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

October 5, 2007

Schwab Capital Trust I

c/o The Charles Schwab Corporation

120 Kearny Street

San Francisco, California 94108

Re:	Schwab Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Charles Schwab Corporation, a Delaware corporation (the “Company”), and Schwab Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Trust Agreement for Schwab Capital Trust I, dated as of April 19, 2004, between the Company and Chase Manhattan Bank USA, National Association, a national banking association, as trustee (the “Original Trust Agreement”);

(b)	The Amended and Restated Trust Agreement for Schwab Capital Trust I, dated as of April 19, 2004, between the Company and The Bank of New York (Delaware) as successor in interest to Chase Bank USA, National Association formerly known as Chase Manhattan Bank USA, National Association, as trustee (the “Revised Trust Agreement”);

(c)	The Registration Statement on Form S-3 (File No. 333-114729), filed by the Company and the Trust with the Securities and Exchange Commission (the “Commission”) on or about April 22, 2004 (the “Registration Statement”), including the preliminary prospectus contained therein (the “Preliminary Prospectus”), as supplemented by a Prospectus Supplement filed by the Company and the Trust with the Commission on October 2, 2007 (together with the Preliminary Prospectus, the “Prospectus”), relating to the issuance of preferred securities of the Trust representing preferred undivided beneficial ownership interests in the assets of the Trust (each, a “Preferred Security,” and collectively, the “Preferred Securities”);

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October 5, 2007

(d)	The form of Second Amended and Restated Trust Agreement for the Trust (the “Amended and Restated Trust Agreement”) to be entered into among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the Trust (including all attachments and exhibits thereto) (the Original Trust Agreement, as amended and restated by the Revised Trust Agreement, as further amended and restated by the Amended and Restated Trust Agreement, the “Trust Agreement”);

(e)	A certified copy of the Certificate of Trust for Schwab Capital Trust I, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 19, 2004, as amended by the Certificate of Amendment to Certificate of Trust of the Trust filed September 24, 2007 with the Secretary of State (as amended, the “Certificate of Trust”); and

(f)	A Certificate of Good Standing for the Trust, dated October 5, 2007, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate of Trust is in full force and effect and has not been further amended, and that the Amended and Restated Trust Agreement will be in full force and effect and will be executed in substantially the form reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in

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October 5, 2007

good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Preferred Securities are to be issued by the Trusts (collectively, the “Preferred Security Holders”) of a Trust Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus (except for providing this opinion and an opinion of like tenor filed as Exhibit 5.2 to the Registration Statement) and assume no responsibility for their contents (other than such opinions).

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Preferred Securities have been duly authorized by the Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

We consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we

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come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

                              /s/ Richards, Layton & Finger, P.A.